EXHIBIT 99.4

iCoreConnect Inc.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2021 and for the year ended December 31, 2020 combine the financial statements of iCoreConnect Inc. (“iCoreConnect”), and Heyns Unlimited, LLC (“Heyns”) giving effect to the transaction described in the Agreement, as if they had occurred on January 1, 2020 in respect of the unaudited pro forma condensed combined statements of operations and on March 31, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	iCoreConnect’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, as contained in the Form 10-K filed on April 15, 2021 with the United States Securities and Exchange Commission (the “SEC”).

•	iCoreConnect’s unaudited condensed consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2021, as contained in its Quarterly Report on Form 10-Q filed on May 17, 2021 with the SEC.

•	Heyns’s audited financial statements as of and for the years ended December 31, 2020 and 2019, contained elsewhere herein.

•	Heyns’s unaudited condensed financial statements as of March 31, 2021 and for the three months ended March 31, 2021, contained elsewhere herein.

•	the other information contained in or incorporated by reference into this filing.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transaction and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of iCoreConnect and Heyns and the related notes included elsewhere in this Form 8-K. The unaudited pro forma condensed combined financial information is based on iCoreConnect’s accounting policies. Further review may identify additional differences between the accounting policies of iCoreConnect and Heyns. The unaudited pro forma adjustments and the pro forma condensed combined financial information do not reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or of iCoreConnect’s future financial position or operating results.

iCoreConnect Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Three Months Ended March 31, 2021

	iCoreConnect Inc.	Heyns Unlimited, LLC	Adjustment(s)		Consolidated
Revenue	$704,001	$292,844	$-		$996,845
Cost of sales	240,033	$57,626	-		297,659
Gross profit	463,968	235,218	-		699,186

Expenses
Selling, general and administrative	856,388	93,522	-		949,910
Depreciation and amortization	252,697	-	-		252,697
Total operating expenses	1,109,085	93,522	-		1,202,607
Income (Loss) from operations	(645,117)	141,696	-		(503,421)

Other income (expense)
Interest expense	(167,797)	-	(54,000	)(D)	(221,797)
Other income	-	511	-		511
Gain on cancellation of liabilities	-	-	-		-
Total other income (expense)	(167,797)	511	(54,000)		(221,286)

Net income (loss)	$(812,914)	$142,208	$(54,000)		$(724,706)

Net loss per share available to common stockholders, basic and diluted	$(0.01)	-	-		$(0.01)

Weighted average number of shares, basic and diluted	115,776,822	-	5,000,000		120,776,822

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iCoreConnect Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2020

	iCoreConnect Inc.	Heyns Unlimited, LLC	Adjustment(s)		Consolidated
Revenue	$2,123,587	$1,409,560	$-		$3,533,147
Cost of sales	1,008,843	$220,257	-		1,229,100
Gross profit	1,114,744	1,189,303	-		2,304,047

Expenses
Selling, general and administrative	3,447,014	344,662	-		3,791,676
Depreciation and amortization	906,060	7,124	-		913,184
Total operating expenses	4,353,074	351,785	-		4,704,859
Income (Loss) from operations	(3,238,330)	837,518	-		(2,400,812)

Other income (expense)
Interest expense	(238,820)	-	(216,000	)(D)	(454,820)
Other income (expense)	(50,733)	3,187	-		(47,546)
Gain on cancellation of liabilities	36,642	33,905	-		70,547
Total other income (expense)	(252,911)	37,092	(2,16,000)		(431,819)

Net income (loss)	$(3,491,241)	$874,610	$(2,16,000)		$(2,832,631)

Net loss per share available to common stockholders, basic and diluted	$(0.05)	-	-		$(0.03)

Weighted average number of shares, basic and diluted	76,459,645	-	5,000,000		81,459,645

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iCoreConnect Inc.

Unaudited Pro Forma Condensed Combined Balance Sheets

March 31, 2021

	iCoreConnect Inc.	Heyns Unlimited LLC	Adjustment(s)		Consolidated
ASSETS
Cash and cash equivalents	$194,174	$63,348	$(36,404	)(A)	$221,118
Accounts receivable, net	176,958	$43,135	(43,135	)(A)	176,958
Loans receivable	-	-	-		-
Prepaid expenses and other current assets	48,572	-	-		48,572
Total current assets	419,704	106,483	(79,539)		446,648

Property and equipment, net	1,721	60,338	(50,463	)(A)	11,596
Right of use lease asset - operating	150,477	-	-		150,477
Software development costs, net	711,722	-	-		711,722
Acquired technology, net	635,862	-	-		635,862
Customer relationships, net	341,310	-	-		341,310
Goodwill	491,376	-	2,274,366	(C)	2,765,742
Total long-term assets	2,332,468	60,338	2,223,903		4,616,709

TOTAL ASSETS	$2,752,172	$166,821	$2,144,364		$5,063,357

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$985,317	$16,974	$(5,789	)(A)	$996,502
Operating lease liability, current portion	77,461	-	-		77,461
Notes payable	965,366	-	-	(A)	965,366
Deferred revenue, current portion	13,239	-	-		13,239
Total current liabilities	2,041,383	16,974	(5,789)		2,052,568

Operating lease liability, net of current portion	62,660	-	-		62,660
Deferred revenue, net of current portion	71,951	-	-		71,951
Notes payable, net of current portion	-	-	1,800,000	(B)	1,800,000
Total long-term liabilities	134,611	-	1,800,000		1,934,611

TOTAL LIABILITIES	2,175,994	16,974	1,794,211		3,987,179

STOCKHOLDERS' EQUITY

Common Stock par value $0.001; 600,000,000 shares authorized; Issued and Outstanding: 124,503,233 as of March 31, 2021 and 90,081,336 as of December 31, 2020	124,503	-	-		124,503
Additional paid-in-capital	79,095,670	-	474,366	(B)	79,570,036
Accumulated equity (deficit)	(78,643,995)	149,847	(124,213	)(A)	(78,618,361)
TOTAL STOCKHOLDERS' EQUITY	576,178	149,847	350,153		1,076,178

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,752,172	$166,821	$2,144,364		$5,063,357

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iCoreConnect Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of iCoreConnect Inc. and Heyns Unlimited, LLC. The unaudited pro forma condensed combined financial information is presented as if the transaction had been completed on January 1, 2020 with respect to the unaudited pro forma condensed combined statements of operations for each of the three months ended March 31, 2021 and for the year ended December 31, 2020 and on March 31, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transaction. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transaction and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transaction, including potential synergies that may be generated in future periods.

Note 2. Description of the Transaction

On April 23, 2021, iCoreConnect Inc., a Nevada corporation (“Buyer”), acquired substantially all of the assets and business of Heyns Unlimited LLC, an Arizona limited liability company, doing business as Advantech (“Seller”), in exchange for (i) 5,000,000 shares of restricted Common Stock of Buyer, (ii) $1,800,000 in cash and (iii) the assumption of certain liabilities and obligations of Seller.

Note 3. Purchase Price Allocation

The fair value of the consideration transferred was valued as of the date of the acquisition as follows. The source of the cash that funded the purchase was debt taken out by iCoreConnect Inc. prior to the acquisition.

Heyns Unlimited, LLC Purchase Consideration

Cash	$1,800,000
Stockholders Equity	500,000
Total Purchase Consideration	$2,300,000

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The preliminary allocation for the consideration recorded for the acquisition is as follows if the acquisition had taken place as of March 31, 2021:

Current Assets	$26,944
Property and Equipment	9,875
Goodwill	2,274,366
Accounts Payable and accrued expenses	(11,185)
Total	$2,300,000

The purchase price allocation is preliminary. The purchase price allocation will continue to be preliminary until a third-party valuation is finalized and the fair value and useful life of the assets acquired is determined. The amounts from the final valuation may significantly differ from the preliminary allocation.

Note 4. Pro Forma Adjustments

The following pro forma adjustments give effect to the transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet – As of March 31, 2021

Note A	To remove Heyns assets, liabilities, and equity not purchased pursuant to the asset purchase agreement.

Note B	To record purchase consideration and transaction financing. The purchase consideration included cash and common stock in iCoreConnect. The transaction financing consisted of promissory notes.

Note C	To record assets acquired and liabilities assumed from Heyns at preliminary estimated fair value. The Company has not completed its purchase price allocation and the amounts noted are preliminary.

Unaudited Pro Forma Condensed Combined Statement of Operations – For the Three Months Ended March 31, 2021

Note D	To record interest on promissory notes.

Unaudited Pro Forma Condensed Combined Statement of Operations – For the Year Ended December 31, 2020

Note D	To record interest on promissory notes.

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